Exhibit 99.2

Ozop Energy OZSC Executes Letter of Intent with Real Estate Investment Fund

WARWICK, NY, June 9, 2021 – Ozop Energy Solutions (OZSC), (“Ozop” or the “Company”), has announced its wholly owned subsidiary Ozop Energy Systems has entered into a Letter of Intent with a NYSE real estate investment fund..

The agreement is designed to explore property for twelve locations in New York and one in New Jersey for the immediate development of Battery Storage and EV Charging Stations. Also included in the agreement is a viability study for the implementation of “BrainBox AI’s AI-driven energy optimization solution on existing HVAC (Heating, Ventilation and Air Conditioning) equipment for over 200 properties nationwide.

It is important to note that our client is an equity real estate investment fund owning and managing high value commercial properties in multiple states. Many of their assets have existing Building Management System (BMS) solutions but most were not designed for the increasing government demand for further cuts to the commercial carbon footprint. There is a strong focus on energy reduction from the building envelope of many of our large commercial clients however, we are focused on delivering long-term, profitable energy reductions through technologies and software that do not interfere with the existing BMS technologies.

This particular client understands the value of software driven reductions and is putting its commitment on the table. Smaller carbon footprint is a win for all and OZOP delivers.

“All buildings in New York City are beginning to develop long term energy and carbon reduction strategies to comply with Local Law 97,” stated Brian Conway, CEO of Ozop Energy Solutions, Inc. “This law, the most ambitious in the world to tackle emissions from existing buildings, impacts over 57,000 buildings across the city with the goal of reducing building-based emissions 40%. Ozop Energy Systems is committed to providing solutions to make a positive impact in our country’s energy transition challenges.”

For more information on OZSC please follow on the link, www.OzopEnergy.com.

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

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Media Relations Contact

For Ozop Energy Solutions

Brian Hyland

Rubenstein Public Relations

212-805-3055

bhyland@rubensteinpr.com

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com